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                                 EXHIBIT 10.1

                                   AGREEMENT

This Agreement is made this 12th day of June, 1999 by and between Thermo Ecotek Corporation ("TCK") and KFx Inc. ("KFx").

WHEREAS, TCK and KFx entered into a Stock Purchase Agreement dated August 18, 1995 (the "Stock Purchase Agreement"); and

WHEREAS, KFx granted TCK a Stock Purchase Warrant dated August 18, 1995 to purchase 7,750 shares of KFx common stock at $3.65 per share; and

WHEREAS, KFx granted TCK another Stock Purchase Warrant dated August 18, 1995 to Purchase up to 51% of the common stock of KFx (hereafter, both Stock Purchase Warrants will be referred to as the "Warrants"); and

WHEREAS, KFx desires to eliminate the $3.65 per share ceiling on the price of its common stock; and

WHEREAS, KFx further desires to eliminate the ability of TCK to acquire a controlling interest in KFx; and

WHEREAS, TCK desires to sell the common stock it owns in KFx subject to a minimum market price as defined below.

NOW THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties hereto agree as follows:

1. Authorization to KFx to Find a Buyer:  TCK hereby grants KFx authorization to
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   find a buyer (the "Buyer") for 4,250,000 shares of the common stock of KFx owned by TCK (the "TCK Stock") on or before the Termination Date (as defined in Section 3, below) for the consideration specified in Section 2.

2. Consideration:  The price to be paid by Buyer for 100% of the TCK Stock will
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   be $2.00 per share.

3. Termination of Authorization:  KFx's authorization to find a Buyer for the
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   TCK Stock shall expire 180 days from the effective date of the registration statement registering the TCK stock (the "Termination Date") but, in any event, KFx's authorization shall expire 270 days from the date of this Agreement.


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4. Extension of Termination Date:
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   A. The Termination Date may be extended by written request by KFx for up to
      60 days, provided however, the $2.00 per share price shall all be
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      increased by 15% to $2.30 per share.

   B. If the TCK Stock is not purchased by a Buyer within such 60-day extension of the Termination Date, KFx's authorization to find a Buyer for the TCK Stock shall automatically terminate, and KFx shall have no further authorization to find a Buyer for the TCK Stock.

5. Closing of the Sale of the TCK Stock:  If KFx finds a Buyer willing to
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   purchase the TCK Stock on the terms described herein, the Buyer and TCK will negotiate in good faith agreements for the sale and transfer of the TCK Stock. At the Closing of the purchase of the TCK Stock TCK will transfer the Warrants to KFx for cancellation. KFx shall have no right to directly buy the TCK Stock for its own account or to sell the TCK Stock directly to Buyer. Such agreements with Buyer shall contain such representations, warranties, terms, conditions, indemnities and opinions as are customary for such stock and warrant transactions. At the Closing, in consideration of TCK's agreement to transfer the warrants to KFx for cancellation, KFx shall provide TCK a general release with respect to KFx and KFx Fuel Partners, L.P. TCK shall provide to KFx a similar general release. Each release shall also include a statement that, upon the closing, each of the Stock Purchase Agreement and Registration Rights Agreement, dated August 18th, 1995 between KFx and TCK will terminate and no longer be of any force or effect.

6. Opinion of Counsel:  As a condition to the closing, KFx shall provide TCK
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   with an opinion of counsel, with respect to KFx, that this Agreement complies with or does not violate any applicable laws, regulations or KFx agreements.

7. Information About Buyers:  KFx shall keep TCK informed on at least a weekly
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   basis about its progress in finding a Buyer for the TCK Stock, and KFx shall immediately inform TCK about any offer from any Buyer to purchase the TCK Stock.

8. Sale by TCK Without KFx Involvement:  If, during the term of this Agreement,
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   TCK should sell all the TCK Stock to a Buyer who was not found by KFx, TCK shall nevertheless agree to terminate the Warrants at the Closing of the sale of the TCK Stock and the Stock Purchase Agreement and Registration Rights Agreement shall terminate and no longer be of any force or effect.

9. Condition Precedent:  It shall be a condition precedent to the effectiveness
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   of this Agreement that the Board of Directors of both KFx and TCK approve the execution and entering to of this Agreement by KFx and TCK, respectively.


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10. Governing Law; Prior Agreements:  This Agreement shall be governed by
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    Massachusetts law, and shall supercede all written or oral agreements and contracts with respect to the Stock Purchase Agreement or the Warrants.

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IN WITNESS WHEREOF, the parties execute this Agreement by their duly authorized officers.


KFX INCORPORATED                        THERMO ECOTEK CORPORATION

/s/  Seth L. Patterson                  /s/  Brian D. Holt
----------------------                  ------------------
Seth L. Patterson                       Brian D. Holt
Executive Vice President                President and Chief Executive Officer
and Chief Financial Officer